FOR IMMEDIATE RELEASE

CombinatoRx contacts:	Neuromed contacts:
Robert Forrester	Christopher Gallen, MD, Ph.D.
Interim President and CEO	President and CEO
CombinatoRx, Incorporated	Neuromed Pharmaceuticals, Inc.
617-301-7100	484-533-6900
rforrester@combinatorx.com	cgallen@neuromed.com

Gina Nugent
857-753-6562
gnugent@combinatorx.com

COMBINATORX AND NEUROMED ANNOUNCE POSTING OF BRIEFING DOCUMENTS FOR FDA ADVISORY COMMITTEE

CAMBRIDGE, Mass. and VANCOUVER, BC – September 22, 2009 - CombinatoRx, Incorporated (NASDAQ: CRXX) and Neuromed Pharmaceuticals, Inc., a privately-held biopharmaceutical company, today announced that the U.S. Food and Drug Administration (FDA) has posted on its website briefing documents for the September 23, 2009 joint meeting of its Anesthetics and Life Support Advisory Committee and its Drug Safety and Risk Management Advisory Committee. At the meeting, the committees will review and discuss Neuromed’s New Drug Application (NDA) for Exalgo™ (hydromorphone HCI extended release) tablets seeking FDA approval for the management of moderate to severe pain in opioid tolerant patients requiring continuous, around-the-clock opioid analgesia for an extended period of time.

Briefing documents from FDA and Neuromed can be found on FDA’s website at: http://www.fda.gov/AdvisoryCommittees.

The U.S. rights to Exalgo™ were acquired by Mallinckrodt Inc., a subsidiary of Covidien plc on June 11, 2009. CombinatoRx and Neuromed entered into a definitive merger agreement on June 30, 2009 for a merger transaction which is expected to close during the fourth quarter of 2009.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action, striking at the biological complexities of human disease. The CombinatoRx proprietary drug discovery technology provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

About Neuromed

Neuromed is a privately held biopharmaceutical company in business to develop new and improved pain medicines. Neuromed has multiple programs aimed at addressing this important unmet medical need. The rights to its lead product candidate, Exalgo™, designed to be a once-daily, oral hydromorphone treatment, seeking FDA approval for chronic to severe pain, were recently acquired by Mallinckrodt Inc., a subsidiary of Covidien plc. Neuromed is also developing oral drug candidates to block N-type and T-type calcium channels, an important target directly involved in pain signaling, and includes candidates for potentially treating pain, epilepsy and hypertension. For more information visit Neuromed’s website at http://www.neuromed.com.

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

Important Additional Information Will Be Filed with the SEC

This press release does not constitute an offer of any securities for sale. In connection with the merger between CombinatoRx and Neuromed discussed in this press release, CombinatoRx has filed with the SEC a registration statement on Form S-4, which includes a joint proxy statement/prospectus of CombinatoRx and Neuromed and other relevant materials in connection with the proposed transactions. Investors and security holders of CombinatoRx are urged to read the joint proxy statement/prospectus and the other relevant material when they become available because they will contain important information about CombinatoRx, Neuromed and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by CombinatoRx by directing a written request to CombinatoRx, Incorporated, 245 First Street, Third Floor, Cambridge, MA 02142, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

CombinatoRx and its respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of CombinatoRx in connection with the merger. Information about the executive officers and directors of CombinatoRx and their ownership of CombinatoRx common stock is set forth in the joint proxy statement/prospectus and Amendment No. 1 to the CombinatoRx Annual Report on Form 10-K, which was filed with the SEC on April 30, 2009. Investors and security holders may obtain additional information regarding the direct and indirect interests of CombinatoRx, Neuromed and their respective executive officers and directors in the merger by reading the joint proxy statement and prospectus.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx and Neuromed, Neuromed’s product candidate Exalgo™, and its potential for FDA approval, the CombinatoRx drug discovery technology, and the business plans of both CombinatoRx and the combined company. These forward-looking statements about future expectations, plans and prospects of CombinatoRx, Neuromed and the combined company involve significant risks, uncertainties and assumptions, including risks related to the ability of Neuromed or its collaboration partner to obtain regulatory approval for the sale and marketing of its Exalgo™ product candidate, the unproven nature of the CombinatoRx drug discovery technology, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2009 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com